AMENDMENT TO THE OPERATING AGREEMENT

Of: Curved Rolling Papers LLC

A Limited Liability Company established in The State of New York

We, the members of Curved Rolling Papers LLC hereby resolve and confirm on Monday, January 4th, 2016 the following:

1. Exhibit A of the current Operating Agreement, the list of members, is amended to read:

EXHIBIT A
MEMBERS

Name and Address	Membership Interest	Initial Capital Contribution
Michael O'Malley 4 Turnberry Lane Plainview, NY 11803	66.5%	$0
Alan Beardsley 23 Loomis Street Bedford, MA 01730	28.5%	$0
Vigilant Diversified Holdings, Inc. (a Nevada Corporation) 433 North Camden Drive, Suite 600 Beverly Hills CA 90210	5%	$250,000

2. In the course of running the business, The Manager of The Company may deem it necessary to raise capital for the company. In further consideration for the Capital Contribution, The Company grants Vigilant Diversified Holdings, Inc. the option to participate in that round at the valuation herein established (%5 for $250,000) , should The Manager make the decision to raise capital. This stipulation overrides Article 5.1 for the next round of investment only.

3. All other articles of organization of our Operating Agreement of Curved Rolling Papers LLC remain in full force and effect.

4. This amendment is retroactively in effect from the date 01/01/2016.

5. Vigilant Diversified Holdings, Inc. will complete payments of the $250,000 on a schedule as follows:

1/4/2016	$50,000
2/1/2016	$50,000
2/15/2016	$50,000
3/1/2016	$100,000

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first above written.

Signed: ______________________
Member: Michael O'Malley

Signed: ______________________
Member: Alan Beardsley

Signed: ______________________
Member: Todd W. L. Vigil, Vigilant Diversified Holdings, Inc.

OPERATING AGREEMENT

This Operating Agreement is made and entered into this 8th day of December, 2015, by and between the Members of the Curved Rolling Papers LLC, organized pursuant to the New York Limited Liability Act (the "Act").

ARTICLE I
DEFINITIONS

The following terms used in this Operating Agreement shall have the following meanings (unless otherwise expressly provided herein):

"Act" shall have the meaning ascribed in the preamble hereof.

"Approved Sale" shall mean a sale of the entire company at a fair market value agreed upon by all Members, or to be determined by a Qualified Appraiser acceptable to all Members. For these purposes, a "Qualified Appraiser" means a person who is not an Affiliate of the Manager(s) or any Interest Holder and who is experienced in appraising companies.

"Articles" shall mean the Articles of Organization of the Company filed with the New York Secretary of State, as the same may be amended from time to time.

"Book Value" shall be determined by the Company's regular accountant, and shall include the cash in the bank plus fixed assets owned by the Company (equipment less accumulated depreciation), less any Company loans payable, however in no event shall Book Value be less than zero.

"Capital Account" means the capital account of a Member determined from the inception of the Company, in accordance with the rules set forth in Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

"Capital Contribution" shall mean any contribution by a Member to the capital of the Company in cash, or the fair market value of property rendered or the amount of any promissory note or other obligation to contribute cash or property.

"Cause" shall mean fraud, willful misconduct, gross dereliction of duties.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Company" shall refer to Curved Rolling Papers LLC.

"Control" means fifty percent (50%) or more of the voting control of the Member.

"Fiscal year" shall mean the fiscal year of the Company, which shall be the year ending December 31.

"Manager" shall mean each of those persons acting as a manager of the Company and appointed in accordance with Article IV.

"Member" shall mean each of the parties who execute a counterpart of this Operating Agreement as a Member and each of the parties who may thereafter become a member of the Company, pursuant to the terms of this Operating Agreement and the Act.

"Membership Interest" shall mean a Member's entire interest in the Company at any particular time, including such Member's Membership Interest and the right to participate in the management and affairs of the Company including the right to vote on, and consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Operating Agreement and the Act.

"Net Losses" means the losses and deductions of the Company, determined in accordance with accounting principles consistently applied from year to year, employed under the method of accounting adopted by the Company, and as reported separately or in the aggregate, as appropriate, on the Company's tax return filed for federal income tax purposes.

"Net Profits" means the Company's income and gains, determined in accordance with accounting principles consistently applied from year to year, employed under the method of accounting adopted by the Company, and as reported separately or in the aggregate, as appropriate, on the Company's tax return filed for federal income tax purposes.

"Operating Agreement" shall mean this Operating Agreement as originally executed and as amended from time to time.

"Percentage Allocation" means, for each Member, the percentage equal to the ratio which such Member's Membership Interest bears to all outstanding Membership Interests.

"Permitted Transferee" means a Member's spouse, a Member's lineal descendent, a trust for the benefit of such a spouse or lineal descendent, a trust for the benefit of such Member, another Member, or an entity in which a Member holds a Controlling interest.

"Person" shall mean any individual, person or corporation, governmental authority, limited liability company, partnership, limited partnership, limited liability partnership, trust, unincorporated association or other entity.

"Purchase Price" unless otherwise set forth herein, the Purchase Price for a Member's Membership Interest shall be Determined by a Qualified Appraiser agreed upon by the selling Member and the Manager(s).

"Sale" means the sale or series of related sales to a Person or Persons other than a Member of the Company pursuant to which such Person or Persons acquires, directly or indirectly, all of the Membership Interest of the Company, or all or substantially all of the Company's assets.

"Selling Member" shall mean a Member disposing of such Member's Interest.

"Treasury Regulations" shall mean all proposed, temporary and final regulations from time to time in effect under the Code.

"Voluntary Transfer" by a Member shall be deemed to include, without limitation: (i) dissolution of Member, (ii) change of control of Member, (iii) merger or acquisition of Member, (iv) sale of substantially all of Member's assets, or (v) bankruptcy of Member.

ARTICLE II
FORMATION OF COMPANY

2.1 Formation. On December 8, 2015 Curved Rolling Papers LLC organized as a New York limited liability company by executing and delivering Articles to the New York Secretary of State in accordance with and pursuant to the Act.

2.2 Name. The name of the Company is Curved Rolling Papers LLC.

2.3 Principal Place of Business. The principal place of business shall be 4 Turnberry Lane, Plainview, New York, 11803 or such place as the Members shall designate from time to time.

2.4 Term. The term of the Company shall be perpetual unless the Company is dissolved in accordance with either the provisions of the Operating Agreement or the Act.

2.5 Purpose. The purposes for which the Company is formed are as follows:

(a) To accomplish any lawful business whatsoever or which shall at any time appear conducive to or expedient for the protection or benefit of the Company and its assets.
(b) To exercise all other powers necessary to or reasonably connected with the Company's business that may be legally exercised by limited liability companies under the Act.
(c) To engage in all activities necessary, customary, convenient or incident to any of the foregoing.

ARTICLE III
MEMBERS

3.1 Names, Addresses and Membership Interests. The names and addresses and Membership Interests and initial Capital Contributions of the initial Members are set forth on Exhibit A.

3.2. Additional Members. Subject to Article VII hereof, a Person may be admitted as a Member after the date of this Operating Agreement upon the vote or written consent of a majority of the Membership Interests.

3.3. Limitation of Liability. No Member or agent of the company (nor any Person acting in one or more of those capacities) shall be liable for any debts, obligations or liabilities of the Company or each other, whether arising in tort, contract or otherwise, solely by reason of being such a Member or agent or acting (or omitting to act) in such capacities or participating (as an employee, consultant, contractor or otherwise) in the conduct of the business of the Company.

3.4 Priority and Return of Capital. No Member shall have priority over any other Member, whether for the return of a Capital Contribution or for Net Profits, Net Losses or a distribution; provided however, that this Section 3.4 shall not apply to loan or other indebtedness (as distinguished from a Capital Contribution) made by a Member to the Company.

3.5 Liability of a Member for Distributions. A Member receiving a distribution from the Company in violation of this Operating Agreement, or receiving a distribution when the Company's liabilities exceed its assets (after giving effect to such distribution) shall be liable to the Company and the other Members for the amount of such distribution.

3.6 Financial Adjustments. No Member admitted after the date of this Operating Agreement shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Company, by the affirmative vote of a majority of the Membership Interests, may at the time a Member is admitted, close the books and records of the Company (as though the Fiscal Year had ended) or make pro rata allocations of loss, income and expense deductions

to such Members for that portion of the Fiscal Year in which such Member was admitted, in accordance with the Code.

ARTICLE IV
RIGHTS AND DUTIES OF MANAGER

4.1 Management. The business and affairs of the Company shall be managed by the Manager. The Manager shall direct, manage and control the business of the Company to the best of his/her ability. The Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding said matters, and to perform any and all other acts or activities customary or incident to the management of the Company's business and objectives.

4.2 Number, Tenure and Qualifications. The Company shall initially have one Manager who shall be Michael O'Malley. The Manager, in his sole discretion, may appoint a successor Manager, who shall succeed to such position, in the event of the Manager's death, incapacity or resignation. If the Manager does not appoint a successor Manager, upon his death, incapacity or resignation, the Manager shall be elected by the affirmative vote of a majority of all Membership Interests. In addition, upon the removal of the Manager pursuant to the provisions of this paragraph and Section 4.7 hereof, the Manager shall be elected by the affirmative vote of a majority of all Membership Interests. The number of Managers of the Company may be changed from time to time by the affirmative vote of a majority of all Membership Interests, but in no instance shall there be less than one Manager. Each Manager shall hold office until death, incapacity, resignation or discharge by the affirmative vote of a majority of all Membership Interests. Managers may but need not be Members

4.3 Certain Powers of Manager. Without limiting the generality of Section4.1 above, the Manager shall have the power and authority, on behalf of the Company, to:

(a) Purchase, lease or otherwise acquire any property and to sell, lease or otherwise dispose of any property.

(b) Open bank accounts and otherwise invest the Company's funds.

(c) Borrow money for the Company from banks or other lending institutions, on such terms as the Managers may deem appropriate, and in connection with this power, to hypothecate, encumber or grant security interests in the Company's assets to secure repayment of the borrowed sums. No debt may be contracted nor liability incurred by or on behalf of the Company except by the Manager or, to the extent permitted under the Act, by agents or employees of the Company expressly authorized to contract such debt or incur liability by the Manager.

(d) Purchase insurance on the Company's business and assets.

(e) Commence lawsuits and other proceedings.
(f) Enter into any agreement, instrument or other writing.
(g) Retain accountants, attorneys or other agents.
(h) Take any other lawful action that the Manager considers necessary, convenient or advisable in connection with any Company business.
(i) Hire employees.

4.4 Binding Authority. Unless authorized to do so by the Manager, no attorney-in-fact, employee or other agent of the Company has any power or authority to bind the Company in any way, to pledge its credit or to render it liable in any way for any purpose. No employee has any power or authority to bind the Company unless such employee has been authorized by the Manager to act as an agent of the company in accordance with the previous sentence.

4.5 Duty of Care. The Manager must perform his or her duties managing the Company in good faith, in a manner he or she reasonably believes to be in the best interest of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

4.6 No Exclusive Duty to Company. The Manager is not required to manage the Company as their sole and exclusive function, and they may have other business interest and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member has any right pursuant to this Operating Agreement to share or participate in the other business interests or activities of the Manager or in the income or proceeds derived from them. The Manager incurs no liability to the Company or any member as a result of engaging in any other business interests or activities.

4.7 Resignation or Removal. Any Manager of the Company may resign as a Manager at any time by giving written notice to the Members of the Company. The resignation of any Manager as a Manager shall take effect upon receipt of that notice or at such later time as shall be specified in the notice, and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member. At a meeting expressly called for that purpose, all or any lesser number of Managers may be removed at any time, with cause, by the affirmative vote of a majority of all Membership Interests. The removal of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

ARTICLE V
RIGHTS AND OBLIGATIONS OF MEMBERS

5.1 Capital Contributions. Each Member shall make the Capital Contribution set forth opposite his name on Exhibit A. Members shall not be obligated to make additional Capital Contributions. In the event the Manager determines additional capital is required, each Member shall be entitled to contribute capital in that round in proportion to his current Membership Interest, however, in the event a Member makes a payment in excess of their prorated capital contribution such additional amount shall be treated as a loan to the Company and shall not increase such Member's Membership Interest in the Company, unless approved by a majority vote of all Membership Interests. In the event that no Member is willing or able to make the entire capital contribution required, the Manager will raise the capital from new investors. Members can participate in the new round of capital investment, with a right of first refusal to contribute in proportion to their Membership Interest, the difference between the amount contributed by the new investor(s), and the total amount raised in the round.

5.2 Allocations of Profits and Losses. Net Profits and Net Losses shall be allocated to the Members in proportion to their Percentage Allocations.

5.3 Distributions. Distributions shall be made to all Members in such amounts on an annual basis, within ninety days (90) days after the end of the Company's taxable year. Distributions shall be made to the Members in proportion to their Percentage Allocations. In no event shall Distributions be made prior to repayment to Members for any additional Capital Contributions as contemplated in Section 5.1

5.4 Accounting Method. The Net Profits and Net Losses of the Company shall be determined in accordance with accounting principles applied on a consistent basis using the cash method of accounting using the Fiscal Year.

5.5 Interest on and Return of Capital Contributions. No Member shall be entitled to interest on his Capital Contribution or a return of his Capital Contribution, except as specifically provided for herein.

5.6 Records and Reports. At the expense of the Company, the Manager shall maintain records and accounts of all operation and expenditures of the Company. Members shall have the right to inspect the books and records of the Company upon reasonable notice during normal business hours in a reasonable manner that does not interfere with the businesses of the Company.

5.7 No Exclusive Duty to Company. The Members are not required to participate in the Company as their sole and exclusive function, and they may have other business interest and may engage in other activities in addition to those relating to the Company, for so long as those other business interests and/or activities are not in competition with the Company. Neither the

Company nor any Member has any right pursuant to this Operating Agreement to share or participate in the other business interests or activities of the other Members or in the income or proceeds derived from them. The Members incur no liability to the Company or any member as a result of engaging in any other business interests or activities.

ARTICLE VI
MEETINGS OF MEMBERS

6.1 Annual Meetings. Meetings of the Members shall be held annually. Meetings of Members may be held at the principal place of business of the Company or such place or places, within or without the State of New York, as shall be determined by the Members and stated in the notice thereof.

6.2 Notice of Meeting. Written notice stating the place, day and hour of the meeting, indicating that it is being issued by or at the direction of the Manager and stating the purpose or purposes for which the meeting is called shall be delivered no fewer than seven days before the date of the meeting. E-mail notification is permitted.

6.3 Special Meetings. A meeting of the Members for any purpose or purposes may be called by the Manager upon one week's notice. E-mail notification is permitted. Such notice shall state the purpose for which such meeting is to be called.

6.4 Record Date. For the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or any adjournment of such meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring distribution is adopted, as the case may be, shall be the record date for making such a determination. When a determination of Members entitled to vote at any meeting of Members has been made pursuant to this Section, the determination shall apply to any adjournment of the meeting.

6.5 Quorum. Members holding not less than a majority of all Membership Interests, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any meeting of Members, a majority of the Membership Interests so represented may adjourn the meeting from time to time for a period not to exceed thirty days without further notice. However, if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at such meeting. At an adjournment meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The Members

present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of Membership Interests whose absence results in less than a quorum being present.

6.6 Manner of Acting. If a quorum is present at any meeting, the vote or written consent of Members holding not less than a majority of Membership Interests shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, the Articles of Organization or this Operating Agreement.

6.7 Action by Members Without a Meeting. Whenever the Members of the Company are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the Members who hold the voting interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the Members entitled to vote therein were present and voted. Such consent and/or consents shall be delivered to the office of the Company at its principal place of business. Delivery made to the office of the Company shall be by hand or by certified or registered mail, return receipt required. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to each Member who has not consented in writing, but who would have been entitled to vote thereon had such action been taken at a meeting.

6.8 Waiver of Notice. Notice of a meeting need not be given to any member who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any member at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such Member.

ARTICLE VII
TRANSFERABILITY

7.1 Voluntary Transfer. Except as expressly permitted by this Article, a Member shall not have the right to

(1) sell, assign, pledge, hypothecate, transfer, exchange, or otherwise transfer for consideration or

(2) gift, bequeath, or otherwise transfer for no consideration (whether or not by operation of law), all or any part of this Membership Interest, subject to Section 7.8 herein.

7.2 Company Designee. Whenever the Company shall be required or entitled to purchase any Membership Interest pursuant to this Agreement, the Company may designate any person or

persons as purchaser of all or any part of such Membership Interest. All provisions of this Agreement governing purchases of Membership Interest by the Company shall, except as otherwise specifically provided, apply equally to purchases by persons designated by the Company. In the event any such person defaults in his/her/its obligation to purchase Membership Interest, the Company may purchase same as if it had not designated anyone else as the purchaser.

7.3 Withdrawal. Every Member shall have the right to withdraw from the Company prior to the dissolution and winding up of the affairs of the Company. Upon the withdrawing Member's withdrawal, the Company shall have a right to repurchase the withdrawing Member's Membership Interest at Book Value multiplied by the withdrawing Member's Percentage Allocation.

7.4 Drag Along.

A. Participation. If the Manager approves a Sale of the Company (an "Approved Sale"), the Members shall take all necessary and appropriate actions to consent to, and the Members shall raise no objections against, such Approved Sale and the Members here by waive any and all dissenters' rights, appraisal rights or similar rights in connection therewith. If the Approved Sale is structured as a Sale of Membership Interests by the Manager, then the Members shall sell all of their Membership Interests on the terms and conditions of the Approved Sale. The Members shall take all necessary and appropriate actions in connection with the consummation of the Approved Sale as reasonably requested by the Manager.

B. Costs, Adjustments, Indemnification. Generally, the Company shall pay all transaction costs associated with any Approved Sale to the extent such costs are incurred for the benefit of all Members of the Company. To the extent such costs are not incurred by the Company prior to the distribution to the Members of proceeds from any Approved Sale or by the acquiring Person, such costs shall be borne by the Members according to their Percentage Allocation(based upon the proceeds to be received in the Approved Sale) of the costs of any Approved Sale and withheld from the consideration to be received by the Members. The Members shall be obligated to join on a pro rata basis (based up on the proceeds to be received in the Approved Sale) in any purchase price adjustments, indemnification (but not to exceed the amount paid,or to be paid, to the Members) or other obligations that the Manager agree to be bound by in connection with such Approved Sale that are included in the definitive agreements pertaining to the Approved Sale.

C. Sale Notice. The Company shall deliver to the Members a written notice (the "Drag Along Notice") of an Approved Sale no later than fifteen (15) days after the execution and delivery by all parties thereto of a definitive agreement with respect to the Approved Sale and, in any event, no less than thirty (30) days prior to the closing date of the Approved Sale. The Drag Along Notice shall include:

(i) the name of the proposed purchaser;

(ii) the proposed date, time and location of the closing of the Approved Sale;and

(iii) the purchase price for the assets or the Membership Interests, as the case maybe.

7.5 Death of Member. In the event a Member dies ("Deceased Member"), the Deceased Member may bequest their Membership Interests, along with all requisite voting and economic interests in the Company, to a Permitted Transferee. In the event a Deceased Member has no direct lineal descendant or spouse, the successor holder of the Deceased Member's Membership Interest shall offer such Membership Interest for sale to the Company, at a valuation in accordance with the "Approved Sale" as defined herein.

7.6 Assignees. Notwithstanding the provisions of the other Sections of this Article, a Member may assign the economic rights of all or a portion of his Membership Interest (but not the voting rights attached to such Membership Interest) without the approval of the other Members.

7.7 Permitted Transfers. Notwithstanding any provision in this Agreement to the contrary, a Member may give, bequeath, sell, assign, pledge, hypothecate, exchange or otherwise transfer all or any portion of his or her Membership Interest to a Permitted Transferee without the consent of any other Member.

7.8 Right of First Refusal.

A. Except with respect to a transfer permitted pursuant to other Sections of this Article, if a Member desires to sell all or any portion of his or her Membership Interest to another Person, such Member (a "Selling Member") shall obtain from such Person a bona fide written offer to purchase such Membership Interest, stating the terms and conditions upon which the purchase is to be made (the "Offer"). The Selling Member shall give written notification to the Company of his or her intention to sell such Membership Interest and a copy of the Offer. The Company shall have the right to purchase the Membership Interest proposed to be sold by the Selling Member upon the same terms and conditions as stated in the Offer by giving written notification to the Selling Member of its intention to exercise its right to purchase within thirty (30) days after receiving written notice from the Selling Member. The failure of the Company to so notify the Selling Member of a desire to exercise such right to purchase within such thirty-day period shall result in the termination of such right of first refusal and such Selling Member's proportionate share shall be offered to the other Members (on a basis pro rata to the Membership Interests of each Member exercising this right) for an additional ten (10) days. If the Members do not individually or collectively elect to purchase one hundred percent (100%) of the Selling Member's Membership Interest, the Selling Member shall be entitled to consummate the sale of his, her or its Membership Interest pursuant to the Offer. If the Selling Member does not sell his, her or its Membership Interest within thirty (30) days after receiving the right to do so pursuant to this Section, the right to do so shall terminate, and the terms and conditions of this Section shall again be in effect.

B. Closing. If the Members collectively or individually agree to purchase one hundred percent (100%) of the Selling Member's Membership Interest pursuant to this Section 7.8, then the closing shall be held at a time and on a date as mutually determined by the purchasing Member(s) and the Selling Member, which date shall be within ninety (90) days after receipt of written notification from the Selling Member of the Offer. The closing shall be held at the principal place of business of the Company or such other place as the purchasing Member(s) and the Selling Member may agree. At the closing, the purchasing Member(s) shall pay to the Selling Member the purchase price on the terms and conditions as stated in the Offer and the Selling Member shall assign his, her or its Membership Interest or portion thereof to the purchasing Member(s) free and clear of all liens and encumbrances.

7.9 Transferee Not a Member. No Person acquiring a Membership Interest pursuant to this Article or otherwise, other than a Member or a Permitted Transferee, shall become a Member, unless such Person is approved by the affirmative vote of a majority of all Membership Interests. If no such approval is obtained, such Person's Membership Interest shall only entitle such Person to receive the distributions and allocations of profits and losses to which the Member from whom such Person received such Membership Interest would be entitled.

7.10 Conditions to Transfer. Unless otherwise approved by the Managers, no transfer of Membership Interest shall be made except upon terms which would not, in the opinion of counsel chosen by the Managers, result in the termination of the Company within the meaning of Code Section 708.

7.11 Additional Requirements for Admission. The admission of any additional or substitute Member otherwise permitted pursuant to this Article shall not become effective until (i) there shall have been filed with the Company a written instrument, pursuant to which such additional or substitute Member shall agree to be bound by all the terms and conditions of this Agreement, (ii) such additional or substitute Member shall have paid all reasonable legal fees and other out-of-pocket costs incurred by the Company in connection with such assignment or substitution, and (iii) all documents reasonably required by the Managers to effect the substitution or assignment shall have been executed and delivered to the Company.

ARTICLE VIII
DISSOLUTION AND TERMINATION

8.1 Dissolution. The Company shall be dissolved upon the occurrence of any of the following events:

(a) Upon the consent of Members holding majority the Membership Interests; or
(b) As otherwise required under the Act.

8.2 Death, etc. The death, incapacity, withdrawal or bankruptcy of a Member shall not cause the dissolution of the Company.

8.3 Distribution of Assets on Dissolution. Upon dissolution, the assets of the Company shall be distributed in the following order.

(a) To creditors, in the order of priority as provided by law;
(b) To Members, with respect to the debts of the Company owing such Members;
(c) To Members in accordance with their capital account balances.

8.4 Articles of Dissolution. When all debts, liabilities, and obligations have been paid and discharged or adequate provisions have been made therefor and all the remaining property assets have been distributed to the Members, articles of dissolution shall be filed in accordance with the Act. Upon the filing of the articles of dissolution, the existence ofthe Company shall cease, except for thepurpose of suits, other proceedings, and appropriate action as provided in the Act. The Managers shall thereafter have authority to distribute any Company property discovered after dissolution, convey real estate, and take such other action as may be necessary on behalf of and in the name of the Company.

8.5 Winding Up. Except as provided by law or expressly provided in this Operating Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of his Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of each Member, such Member shall have no recourse against any other Member.

ARTICLE IX
MISCELLANEOUS PROVISIONS

9.1 Notices. Any notice, demand or other communication required or permitted to be given pursuant to this Operating Agreement shall have been sufficiently given for all purposes if (i) delivered personally to the party to whom such notice, demand or other communication is directed or (ii) sent by registered or certified mail, postage prepaid, addressed to the Member, at his, her or its address, set forth in this Operating Agreement. Except as otherwise provided in this Operating Agreement, any such notice shall be deemed to be given when personally delivered, or, if mailed, three business days after the date on which it was deposited in the United States mail, addressed and sent as set forth in this Section.

9.2 Amendments. This Operating Agreement contains the entire agreement among the Members with respect to its subject matter, and supersedes each course of conduct previously pursued or acquiesced in, and each oral agreement and representation previously made, by the

Members with respect thereto, whether or not relied or acted upon. No course of performance or other conduct subsequently pursued of acquiesced in, and no oral agreement or representation subsequently made by the Members, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall amend this Operating Agreement or impair or otherwise affect any Member's obligations pursuant to this Operating Agreement or any rights and remedies of a Member pursuant to this Operating Agreement. No amendment to this Operating Agreement shall be effective unless made in a writing duly executed by Members holding two-thirds of the Membership Interests and specifically referring to each provision of this Operating Agreement being amended.

9.3 Disputes. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by mediation to be conducted through the American Arbitration Association.

9.4 Construction. Whenever the singular number is used in this Operating Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

9.5 Headings. The headings in this Operating Agreement are for convenience only, and shall not be used to interpret or construe any provision of this Operating Agreement.

9.6 Waiver. No failure of a Member to exercise, and no delay by a Member in exercising, any right or remedy under this Operating Agreement shall constitute a waiver of such right or remedy. No waiver by a Member of any right or remedy under this Operating Agreement shall be effective unless made in a writing duly executed by the waiving Member and specifically referring to the right or remedy being waived.

9.7 Severability. Whenever possible, each provision of this Operating Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Operating Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

9.8 Binding Effect. This Operating Agreement shall be binding upon and inure to the benefit of all Members, and each of their respective heirs, personal representatives, successors and assignees.

9.9 Counterparts. This Operating Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which taken together shall constituted one and the same instrument.

9.10 Governing Law. This Operating Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, without regard to the principles of conflict of laws.

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first above written.

Name: Michael O'Malley
Member: Michael O'Malley

Name: Alan C. Beardsley
Member: Alan Beardsley

EXHIBIT A
MEMBERS

Name and Address	Membership Interest	Initial Capital Contribution
Michael O'Malley 4 Turnberry Lane Plainview, NY 11803	70%	$0
Alan Beardsley 23 Loomis Street Bedford, MA 01730	30%	$0